Calculation of Filing Fee Tables
N-2
Sixth Street Specialty Lending, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	Other				0.000087	$ 0.00
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share	Other				0.000087	$ 0.00
Fees to be Paid	3	Other	Subscription Rights	Other				0.000087	$ 0.00
Fees to be Paid	4	Other	Warrants	Other				0.000087	$ 0.00
Fees to be Paid	5	Other	Debt Securities	Other				0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. (2) In accordance with Rules 456(b), 457(r) and 415(a)(6) promulgated under the Securities Act, the Registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. (3) There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time. (4) Includes such indeterminate number of shares of common stock, preferred stock or debt securities as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock, preferred stock or debt securities.

[2]	(1) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. (2) In accordance with Rules 456(b), 457(r) and 415(a)(6) promulgated under the Securities Act, the Registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. (3) There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time. (4) Includes such indeterminate number of shares of common stock, preferred stock or debt securities as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock, preferred stock or debt securities.

[3]	(1) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. (2) In accordance with Rules 456(b), 457(r) and 415(a)(6) promulgated under the Securities Act, the Registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. (3) There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time.

[4]	(1) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. (2) In accordance with Rules 456(b), 457(r) and 415(a)(6) promulgated under the Securities Act, the Registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. (5) There is being registered hereunder an indeterminate number of warrants as may be sold, from time to time, representing rights to purchase common stock, preferred stock or debt securities.

[5]	(1) An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices. (2) In accordance with Rules 456(b), 457(r) and 415(a)(6) promulgated under the Securities Act, the Registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis. (4) Includes such indeterminate number of shares of common stock, preferred stock or debt securities as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock, preferred stock or debt securities. (6) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date